As filed with the Securities and Exchange Commission on September 26, 2014

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIONS GATE ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	N/A
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue, Suite 200

Santa Monica, California 90404
(Address, Including Zip Code, of Principal Executive Offices)

LIONS GATE ENTERTAINMENT CORP.

2012 Performance Incentive Plan

(Full Title of the Plan)

Wayne Levin

General Counsel and Chief Strategic Officer

Lions Gate Entertainment Corp.

2700 Colorado Avenue, Suite 200

Santa Monica, California 90404

(310) 449-9200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Robert Haymer, Esq.

O’Melveny & Myers LLP

1999 Avenue of the Stars, Suite 700

Los Angeles, California 90067

(310) 553-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Shares, no par value	7,600,000(1) shares	$31.23	(2)	$237,348,000	(2)	$30,571	(2)

(1)         This Registration Statement covers, in addition to the number of shares of Lions Gate Entertainment Corp., a company continued under the laws of the Province of British Columbia (the “Company” or the “Registrant”), common shares, no par value (the “Common Shares”), stated above, options and other rights to purchase or acquire the Common Shares covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)         Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Shares on September 25, 2014 as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 6.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                      Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)                                 The Company’s Registration Statement on Form S-8, filed with the Commission on September 28, 2012 (Commission File No. 333-184186);

(b)                                 The Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2014, filed with the Commission on May 29, 2014 (Commission File No. 001-14880);

(c)                                  The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2014, filed with the Commission on August 7, 2014 (Commission File No. 001-14880);

(d)                                 The Company’s Current Reports on Form 8-K, filed with the Commission on April 11, 2014, August 15, 2014, August 22, 2014 and September 12, 2014 (each, Commission File No. 001-14880); and

(e)                                  The description of the Company’s Common Shares contained in its Registration Statement on Form 8-A filed with the Commission on August 5, 2004 (Commission File No. 001-14880), and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.                                                      Interests of Named Experts and Counsel

Not applicable.

Item 8.                                                      Exhibits

See the attached Exhibit Index at page 8, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on September 26, 2014.

Lions Gate Entertainment Corp.

By:	/s/ James W. Barge
James W. Barge
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jon Feltheimer, Michael Burns, Wayne Levin and James W. Barge, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon Feltheimer	Chief Executive Officer and Director	September 26, 2014
Jon Feltheimer	(Principal Executive Officer)
/s/ James W. Barge	Chief Financial Officer	September 26, 2014
James W. Barge	(Principal Financial and Accounting Officer)
/s/ Michael Burns	Director	September 26, 2014
Michael Burns
/s/ Gordon Crawford	Director	September 26, 2014
Gordon Crawford
/s/ Arthur Evrensel	Director	September 26, 2014
Arthur Evrensel
/s/ Frank Giustra	Director	September 26, 2014
Frank Giustra
/s/ Morley Koffman	Director	September 26, 2014
Morley Koffman
/s/Harald Ludwig	Director	September 26, 2014
Harald Ludwig
/s/ G. Scott Paterson	Director	September 26, 2014
G. Scott Paterson
/s/ Mark Rachesky, M.D.	Director	September 26, 2014
Mark Rachesky, M.D.
/s/ Daryl Simm	Director	September 26, 2014
Daryl Simm
/s/ Hardwick Simmons	Director	September 26, 2014
Hardwick Simmons
/s/Phyllis Yaffe	Director	September 26, 2014
Phyllis Yaffe

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.

Lions Gate Entertainment Corp. 2012 Performance Incentive Plan. (Filed as Exhibit A to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on July 29, 2014 (Commission File No. 001-14880) and incorporated herein by this reference.)

5.	Opinion of Dentons LLP (opinion re legality).

23.1	Consent of Ernst & Young LLP (consent of independent registered public accounting firm).

23.2	Consent of PricewaterhouseCoopers LLP (consent of independent registered public accounting firm).

23.3	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).

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